Exhibit 10.1

ROYAL BANKS OF MISSOURI 13171 Olive Blvd. St. Louis, Missouri, 63141	Loan Number: ____________________________ Note Date: January 6, 2017 Principal Amount: $10,000,000.00 Maturity Date: January 6, 2020

PROMISSORY NOTE

FOR VALUE RECEIVED, PEAK RESORTS, INC., HIDDEN VALLEY GOLF AND SKI, INC., PAOLI PEAKS, INC., SNOW CREEK, INC., LBO HOLDING, INC., and SNH DEVELOPMENT, INC. (all of the Borrowers hereof shall be jointly and severally liable and are collectively referred to herein as “Borrowers”) hereby promises to pay to the order of  ROYAL BANKS OF MISSOURI (the “Bank”) at the above address or at such other place as the Bank may designate in writing, the principal amount set out above, together with interest thereon at the rate set out below.  Such payments shall be on the terms set out below.

This Note is subject to those terms and conditions set forth in that certain Credit Facility, Loan and Security Agreement between Borrowers and Bank dated December 22, 2015, as amended from time to time (the “Loan Agreement”).

1.THE PURPOSE of this Loan is to convert to a Term Note (as defined in the Loan Agreement) a portion of that Revolving Note (as defined in the Loan Agreement) dated December 22, 2015, in the amount of $20,000,000.00, from which $15,000,000.00 was advanced to Borrowers on January 4, 2016, for the purchase of Hunter Mountain.

2.INTEREST on the unpaid principal balance of this Note shall be calculated based on the following annual rate:  Prime Rate plus 1.00% floating and adjusted daily (the “Stated Rate”)   The term Prime Rate shall mean the daily floating per annum rate of interest which at any time and from time to time, shall be as published in The Wall Street Journal’s “Bonds, Rates, and Yields Table.” If the publication of The Wall Street Journal and/or The Wall Street Journal’s “Bonds, Rates, and Yields Table” is discontinued, the Bank, in its sole discretion, shall designate another daily financial or governmental publication of national circulation to be used to determine the Prime Rate.  The Bank shall not be obligated to give notice of any change in the Prime Rate. Interest will be calculated based on a year assumed to have 360 days, and then applied to the actual number of days that any amount is outstanding hereunder.  This method of interest calculation will result in a higher effective annual interest rate than the Stated Rate.    Without regard to the foregoing, in no event shall the rate of interest exceed the maximum amount permitted by applicable law.

3.PAYMENT.  (a)  Payment of principal plus interest of this Note shall be made as follows:  Beginning on the 6th day of February, 2017, and continuing on the 6th day of each month thereafter, Borrowers shall make 35 consecutive payments of principal of $41,666 each, plus accrued interest.  The balance of principal and accrued interest is payable without further notice or demand on the Maturity Date.  The scheduled payments will not be sufficient to pay the principal amount of the Note by the Maturity Date and a final balloon payment may be required.  THE BANK HAS NO OBLIGATION TO RENEW, EXTEND OR REFINANCE THIS NOTE OR ANY AMOUNTS DUE HEREUNDER.

(b)  Except in the case of a Default or the existence of an Event of Default (as those terms are defined herein and in the Loan Agreement) or any default under any Loan Document (as defined in the Loan Agreement), the Borrowers may prepay, in whole or in part, without a prepayment penalty, any balance due hereunder as set forth in the Loan Agreement and/or any other Loan Document.

4.THIS NOTE IS SECURED BY or is made pursuant to the following instruments: (1) Loan Agreement; (2) Deeds of Trust on properties known as Hidden Valley and Snow Creek ski resorts; (3) Mortgages on properties known as Attitash, Crotched Mountain, and Paoli Peaks, ski resorts; (4) Security Agreements by Hidden Valley Golf and Ski, Inc., Paoli Peaks, Inc., Snow Creek, Inc., LBO Holding, Inc., and SNH Development, Inc.   The Borrower also grants to the Bank a security interest in any cash or other property of every kind and description now or hereafter on deposit with or in the possession, custody or control of the Bank.  Failure to list any collateral will not be deemed to be a waiver of the collateral by the Bank.

5.METHOD OF ADVANCE:  The records of the Bank will be conclusive of the amount of principal and interest outstanding at any time.

6.CALCULATION OF INTEREST; DEFAULT RATE OF INTEREST.  Interest shall continue to accrue when payments received are not collected funds and until such funds are collected.  FROM AND AFTER MATURITY OR ANY DEFAULT ON THIS NOTE, REGARDLESS OF WHETHER THE BANK ACCELERATES PAYMENT OF THIS NOTE, INTEREST ON THE UNPAID PRINCIPAL AND INTEREST OF THIS NOTE SHALL, AUTOMATICALLY AND WITHOUT THE NEED FOR FURTHER NOTICE, ACCRUE AT AN ANNUAL RATE EQUAL TO 5 PERCENTAGE POINTS OVER THE RATE OF INTEREST THAT WOULD OTHERWISE THEN BE PAYABLE ON THIS NOTE.

7.APPLICATION OF PAYMENTS.  The Bank may apply any amounts received from Borrowers or collateral pursuant to the terms of the Loan Agreement.

8.INSURANCE:  If this Note is secured by a pledge of real or personal property, then unless Borrowers provide evidence of insurance as required in the instrument securing this Note the Bank may purchase insurance at Borrowers’ expense to protect the Bank’s interest in the collateral.  The insurance may, but need not, protect Borrowers’ interest.  The coverage that the Bank purchases may not pay any claim that Borrowers make or any claim that is made against Borrowers in connection with the collateral.  Borrowers may later cancel any insurance purchased by the Bank, but only after providing evidence that Borrowers have obtained insurance as required by the mortgage or security agreement.  If Bank purchases insurance for the collateral, Borrowers will be responsible for the costs of that insurance, including the insurance premium, interest and any other charge that the Bank may impose in connection with the placement of the insurance. The Bank may, in its sole discretion, add the costs of such insurance to the balance of this loan and recalculate payments to reflect such amount, or the Bank may demand payment of such costs in full within 30 days after the Bank gives notice of the placement of such insurance to the Borrowers.   The costs of the insurance may be more than the cost of insurance Borrowers may be able to obtain on its own.

9.DEFAULT.  Borrowers will be in default under this Note if there is any default under the Loan Agreement, subject to any cure periods as set forth in the Loan Agreement.

10.REMEDIES.    Upon the occurrence of any default hereunder the Bank shall have the remedies set forth in the Loan Agreement.

11.LATE CHARGES AND EXPENSES.  Bank will not be required to accept any late payment, but if Bank does accept a late payment, then the Borrowers shall also pay, concurrently with the payment of principal and/or interest, a penalty equal two (2) cents for each whole dollar so overdue, provided such late payment is made ten (10) calendar days or more after the date such payment is due.

12.APPLICABLE LAWS AND SELECTION OF COURTS.  This Note will be governed by the internal laws of the state of Missouri without reference to conflict of laws rules.  Any lawsuits arising under this Note will be brought and prosecuted only in the state or federal courts having geographic jurisdiction over St. Louis County, Missouri and each Borrower consents to the sole jurisdiction of such courts.

13.MODIFICATIONS, RENEWALS, WAIVERS.  Each maker, surety, endorser and guarantor of this Note hereby agrees that: (i) this Note may be modified or renewed one or more times and the time for payment of this Note or any renewal note may be extended without notice to or consent of any person obligated on this Note; (ii) the Bank may enforce this Note against less than all of the persons directly or indirectly obligated hereon without prejudice to its rights against any other persons; (iii) the Bank is not obligated to foreclose upon or exhaust any remedies or collateral given for this Note before proceeding against any person directly or indirectly obligated hereon; and (iv) presentment, demand for payment, notice of nonpayment, protest, notice of protest, notice of dishonor and all other notices in connection with this Note, filing of suit, and diligence in collection, are waived.

14.FINANCIAL STATEMENTS; RETURNS.   Borrowers shall deliver those financial statements and tax returns as required by the Loan Agreement.

15.MISCELLANEOUS.  This Note is binding on the successors, heirs, assigns and representatives of the parties hereto.  If any applicable law prohibits or restricts any right, power or remedy of the Bank in this Note, then such rights, powers and remedies will be limited to those permitted by law, but all other provisions of this Note will remain in effect.

16.JURY TRIAL.   EACH BORROWER HEREBY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, ANY OF THE OTHER LOAN

DOCUMENTS, THE OBLIGATIONS, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY ONE OR MORE BORROWERS OR LENDER OR WHICH, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN BORROWERS AND BANK.  IN NO EVENT SHALL BANK BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

17.NO OTHER AGREEMENTS:  ORAL OR UNEXECUTED AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT.  TO PROTECT COMPANIES (BORROWER) AND THE LENDER (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS THE COMPANIES (BORROWER) AND THE LENDER (CREDITOR) REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

BORROWERS:

Peak Resorts, Inc. Hidden Valley Golf and Ski, Inc.

a Missouri corporationa Missouri corporation

By:_/s/ Stephen Mueller  _________ By:_/s/ Stephen Mueller  _________

    Stephen Mueller, Vice President       Stephen Mueller, Vice President

Paoli Peaks, Inc. Snow Creek, Inc.

a Missouri corporationa Missouri corporation

By:_/s/ Stephen Mueller   _________By:_/s/ Stephen Mueller  _________

    Stephen Mueller, Vice President       Stephen Mueller, Vice President

LBO Holding, Inc. SNH Development, Inc.

a Maine corporationa Missouri corporation

By:_/s/ Stephen Mueller   _________By:_/s/ Stephen Mueller  _________

Stephen Mueller, Vice President      Stephen Mueller, Vice President